Exhibit 99.1

Press Release	Source: Global Traffic Network, Inc.
Global Traffic Network Appoints Shane Coppola to Board of Directors
NEW YORK, Jun 19, 2006 (BUSINESS WIRE) — Global Traffic Network Inc., (Nasdaq:GNET), a leading provider of custom traffic and news reports to radio and television stations outside the United States, announced that Shane Coppola, former Chief Executive Officer and President of Westwood One, Inc., has been appointed to the Company’s Board of Directors, effective June 19, 2006. Westwood One, Inc., through its wholly owned subsidiary, Metro Networks, Inc., is the largest provider of traffic reports to radio and television stations in the United States.
Mr. Coppola served as President and Chief Executive Officer of Westwood One, Inc., from May 2003 until December 2005, as a director from October 2003 until December 2005, and as Executive Vice President from 1999 to 2002. Mr. Coppola was Executive Vice President and director of Metro Networks, Inc. from 1992 to 1999, and was instrumental in the sale of Metro Networks, Inc., to Westwood One, Inc., in 1999.
“We are excited to welcome Shane to our Board of Directors,” said William L. Yde III, Chairman and Chief Executive Officer of Global Traffic Network, Inc. “Shane is responsible for building Metro Networks from the ground up, increasing efficiencies and revenues, and expanding the company’s reach from 20 cities to more than 90 cities nationwide. His experience and foresight will be particularly valuable to us as we work to roll out our services to new markets.”
“Global Traffic Network is the dominant provider of traffic and news reports in the Australian market, and has quickly established a solid foothold in Canada,” said Mr. Coppola. “I am excited to serve on the Board of Directors, and look forward to helping management continue to successfully expand its operations internationally.”
Mr. Coppola will also serve on Global Traffic Network’s audit and compensation committees.
Prior to becoming President and CEO of Westwood One, Inc., Mr. Coppola was founder and Managing Partner of Columbus Capital Partners, LLC. Mr. Coppola is also the Managing Member of American Skating Centers, LLC, which owns and operates ice skating facilities. He is a graduate of the University of Rochester, and holds an MBA from the Simon School of Business. Mr. Coppola began his career as an Associate of the Media Finance Group at The Toronto Dominion Bank.
About Global Traffic Network
Global Traffic Network, Inc. (Nasdaq:GNET) is a leading provider of custom traffic and news reports to radio and television stations outside the U.S. The Company operates the largest traffic and news network in Australia, and operates seven traffic networks in Canada. In exchange for providing custom traffic and news reports, television and radio stations provide Global Traffic Network with commercial airtime inventory that the Company sells to advertisers. As a result, radio and television stations incur no out-of-pocket costs when contracting to use Global Traffic

Network’s services. For more information, visit the Company’s website at www.GlobalTrafficNetwork.com.
This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to future events and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements anticipated or implied by these forward-looking statements. Factors that could cause future results to differ from those expressed by the forward-looking statements included in this fact sheet include, but are not limited to: changes in economic conditions in the countries in which we do business; advertiser spending patterns and changes in the level of competition for advertising dollars; termination or impairment of our relationships with key network affiliates or advertisers; foreign currency fluctuations; and other risks detailed from time to time in our reports filed with the U.S. Securities and Exchange Commission. We do not undertake to revise any forward-looking statements to reflect future events or circumstances.
SOURCE: Global Traffic Network Inc.
Global Traffic Network
Scott Cody, 212-896-1255
scott.cody@globaltrafficnet.com
     or
KCSA Worldwide:
Todd Fromer or Michael Gallo, 212-682-6300
tfromer@kcsa.com
mgallo@kcsa.com